Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195223, 333-208055, 333-210522, 333-211403, and 333-213137) and Form S-3 (Nos. 333-204016, 333-211364, 333-212645 and 333-215480) of Argos Therapeutics, Inc. of our report dated March 16, 2017 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 16, 2017